Exhibit 21




                                  Subsidiaries
                                of the Registrant


The following is a list of the Company's consolidated subsidiaries as of December 31, 2003:

                                                                    Percent of
                                                  State or            Voting
                                                 Country of         Securities
                Subsidiary                      Organization           Owned
                ----------                      ------------        -----------

The Beard Company (1)                             Oklahoma          Registrant
Advanced Internet Technologies, L.L.C.            Oklahoma              71%
Beard Environmental Engineering, L.L.C.           Oklahoma             100%
Beard Leasing Company                             Delaware             100%
Beard Oil Company                                 Delaware             100%
Beard Sino-American Resources Co., Inc.           Oklahoma             100%
Beard Technologies, Inc.                          Oklahoma             100%
Beijing Beard Bio-Tech Engineering Co., Ltd.       China               100%
Incorporated Tank Systems (2)                     Delaware              49%
Incorporated Tank Systems de Mexico,
    S.A. de C.V.                                   Mexico              100%
Interstate Travel Facilities, Inc.                Oklahoma             100%
ISITOP, Inc.                                      Oklahoma              80%
ITS, Inc.                                         Oklahoma             100%
starpay, com, l.l.c.                              Oklahoma              71%


     (1) The consolidated financial statements of the Company include accounts of Registrant and the subsidiaries controlled by the Registrant.

     (2) Owns 100% of ITS, Inc. which in turn owns 100% of Incorporated Tank Systems de Mexico, S.A. de C.V.

     (3) Excludes 80%-owned Cibola Corporation. Registrant does not have operating or financial control of this subsidiary.

     (4) Also excludes 50%-owned ITS-TESTCO, L.L.C. and TESTCO, INC. de MEXICO, S.A. de C.V. Registrant does not have operating and financial control of these subsidiaries.

     (5)  Excludes those subsidiaries treated as equity investments.

     (6) Excludes subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the end of the year covered by this report.